Exhibit 99.1

AIR Communities Announces Date of 2023 Annual Meeting and Continues its Commitment to Corporate Governance Excellence

Denver, CO—May 22, 2023 -- Apartment Income REIT Corp. (NYSE: AIRC) (“AIR” or the “Company”) has announced that the date of its 2023 annual meeting of stockholders will be September 15, 2023 (the “2023 Annual Meeting”).

AIR has also expanded on its commitment to corporate governance excellence, announcing that as part of its regular annual governance review, AIR’s Board of Directors has approved, subject to the requisite approval of stockholders at the 2023 Annual Meeting, amending AIR’s Articles of Incorporation (“Charter”) and Bylaws to:

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Expand Stockholder Rights to Remove Directors: Amend AIR’s Charter and Bylaws to lower the threshold for stockholders to remove directors to a simple majority of shares outstanding and eliminate the requirement that such removal be for “cause.”
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Expand Stockholders Rights to Amend AIR’s Bylaws: As previously announced by the Company in November 2022, amend AIR’s Charter to reduce to a simple majority the stockholder vote required to amend AIR’s Charter and Bylaws.
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Implement Universal Proxy Rules: Amend AIR’s Bylaws to reflect certain technical updates to the requirements for stockholder nominations of directors, including requiring that the nominating stockholder comply with the applicable universal proxy card rules.
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Update Notice and Access Requirements: Amend AIR’s Bylaws, in connection with holding the 2023 Annual Meeting in September rather than December, to specify that the window for delivery to the Company of notices of proxy access nominations in connection with the 2023 Annual Meeting is May 29, 2023 through June 28, 2023.

“The Board continues to follow an intentional and thoughtful process to improve AIR’s governance. As part of our annual comprehensive review of our governance provisions and the continued developments among public companies, the Board unanimously determined to take these stockholder friendly actions,” commented Ann Sperling, Chairman of AIR’s Governance and Corporate Responsibility Committee. She continued, “in addition, having moved our 2023 annual meeting to September 15, we expect our 2024 annual meeting will return to a more typical spring cycle.”

Additionally, the AIR Board has a consistent track record of board refreshment and has structured itself such that there are directors of varying tenures, retaining the institutional memory of longer-tenured directors while adding new directors and fresh perspectives to the Board every few years, with three new directors added in 2021 and two in 2020. AIR’s average independent board member tenure is approximately five years. It ranges from 2 years to almost 16 years, with that institutional memory represented by our current independent chairman, Thomas L. Keltner. The Board is working on an orderly succession plan for Mr. Keltner, including a leadership transition to a new independent chairman to be selected from among AIR’s existing independent directors, as well as additional Board refreshment.

“We have worked hard to refresh our Board and believe our current directors have the breadth and depth of background, knowledge, skills, experience, and expertise to lead effectively,” commented Ms. Sperling. She continued, “the AIR Board has a culture of collaboration and a commitment to acting with consensus. We appreciate the diverse perspectives that our directors bring and place a premium on individual directors who work well in the collegial and collaborative AIR culture, think and act independently, and can communicate their convictions clearly and effectively.”

About AIR Communities

Apartment Income REIT Corp. (NYSE: AIRC) is a publicly traded, self-administered real estate investment trust (“REIT”). AIR’s portfolio comprises 75 communities totaling 25,795 apartment homes located in 10 states and the District of Columbia. AIR offers a simple, predictable business model with focus on what we call the AIR Edge, the cumulative result of our focus on resident selection, satisfaction, and retention, as well as relentless innovation in delivering best-in-class property management. The AIR Edge is a durable operating advantage in driving organic growth, as well as making possible the opportunity for excess returns for properties new to AIR’s platform. For additional information, please visit aircommunities.com.

Forward Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief, or expectations.

Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “plan(s),” “may,” “will,” “would,” “could,” “should,” “seek(s),” “forecast(s),” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are not guarantees of future performance, condition or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, among others, that may affect actual results or outcomes include.

Although we believe that the assumptions underlying the forward-looking statements, which are based on management’s expectations and estimates, are reasonable, we can give no assurance that our expectations will be attained. These forward-looking statements reflect management’s judgment as of this date, and we assume no obligation to revise or update them to reflect future events or circumstances. We caution investors not to place undue reliance on any such forward-looking statements.

Contacts

Matthew O’Grady

Senior Vice President, Capital Markets

(303) 691-4566

Mary Jensen

Head of Investor Relations

(303) 691-4349

investors@aircommunities.com